EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-31965 on Form S-8 of Diamond Management & Technology Consultants, Inc., of our report dated June 21, 2010, appearing in this Annual Report on Form 11-K of the Diamond 401(k) Plan for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Oak Brook, Illinois
June 21, 2010